UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 4, 2018

Date of Report (Date of earliest event reported)

Immune Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-54933	59-3226705
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

37 North Orange Ave, Suite 607, Orlando, FL	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 888-613-8802

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company X

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

Modified License Agreement with Cytocom, Inc.

On June 4, 2018, Immune Therapeutics, Inc., a Florida corporation (the “Company” or “IMUN”), entered into an amended and restated licensing agreement (the “Restated Agreement”) with Cytocom, Inc. (“Cytocom”). The Restated Agreement restates the licensing between the Company and Cytocom, entered between the parties in September, 2014 (“Original Agreement”). The Restated Agreement is dated May 1, 2018.

The Original Agreement granted IMUN rights to market Lodonal™ and Met-Enkelphline (“MENK”) in “Emerging Markets,” which included all countries excluding Canada, Italy, Japan, France, Germany, United Kingdom, European Community and the United States. Pursuant to the Original Agreement, IMUN was required to pay Cytocom a 5% royalty on all sales all ongoing drug development and fees due in connection with the underlying patents until such time as Cytocom was funded.

The Restated Agreement grants IMUN the distribution and marketing rights for Lodonal™ and MENK for humans Emerging Markets. In addition to the Emerging Market rights, the Company has been granted the rights to distribute and market Lodonal™ and MENK for animal use in the United States. In addition, the royalty due to Cytocom has been reduced from 5% to 1% of sales and IMUN no longer has any ongoing obligations to pay for the cost in connection with the assets of Cytocom.

The foregoing discussion is for summary purposes only and is qualified in its entirety by the actual terms of the Restated Agreement, which is included herewith as an Exhibit.

Cytocom Stock Purchase Agreement

On June 4, 2018, the Company and Cytocom entered into a Stock Purchase Agreement (the “Stock Agreement”), a copy of which is attached hereto as an Exhibit. Pursuant to the Stock Agreement, the Company cancelled approximately $4,000,000 of debt owed to it by Cytocom in exchange for ten percent (10%) of the issued and outstanding common stock of Cytocom, as calculated on a fully diluted basis. The Restated Agreement was a condition of the Stock Agreement.

The foregoing discussion is for summary purposes only and is qualified in its entirety by the actual terms of the Stock Agreement, which is included herewith as an Exhibit.

Item 2.01 Completion of Acquisition or Disposition of Assets

See item 1.01 for the discussion of the Company’s acquisition of ten percent (10%) of the common stock of Cytocom, which is herein incorporated.

Item 8.01. Other Events

Press Release

On June 5, 2018, the Company issued a press release announcing the execution of the Restated Agreement and the Stock Agreement. A copy of the press release is attached hereto.

Restated Agreement

The Company entered the Restated Agreement in order to expand its markets while the Company waits for the approval and launch of Lodonal™ and MENK for humans in approved Emerging Markets. The Company’s Board believes that until LDN and MENK are FDA approved for HIV/AIDS, funding for purchases of Lodonal™ from Global Fund and PEPFAR will slow the growth of the Company’s sales in Africa and other Emerging Markets. This potential slow in growth is a major reason why the Company is both working on new drug approval for Lodonal™ in Africa for other critical indications, including cancer, malaria and flares from sickle cell anemia, and has entered into the Restated Agreement to expand its market to include animal use in the United States.

Through its operations, the Company has accumulated significant data which should allow it to seek fast track approval for several indication in the treatment of animals. As a sponsor of a veterinary drug for a minor use or minor species, the Company can apply for “conditional approval,” which will allow the Company to make the drug available before collecting all necessary effectiveness data, but after proving the drug is safe in accordance with the full FDA approval standard and showing that there is a reasonable expectation of effectiveness. The Company intends to use its data to apply for conditional approval by the end of Q4 of 2018. The Company believes that the drug report that was done for the International Counsel for Harmonization, as well as the white paper, will provide sufficient evidence of safety and effectiveness.

The Company also intends to file under the designation status for Minor Use and Minor Species (MUMS) drugs prior to their approval or conditional approval for animals. MUMS Designation is a status similar to “orphan drug” status for human drugs and makes the sponsor eligible for incentives to support the approval or conditional approval of the designated use. This designation does not allow the drug to be marketed, sold, promoted or advertised until approval or conditional approval is received.

Cytocom SPA

Following the Company’s spin-out of Cytocom stock to its shareholders in December, 2014, the Company briefly held shares in Cytocom for the purpose of management and consolidation of financial statements, but these shares controlled by IMUN were to be returned to treasury upon the completion of the funding of Cytocom, which has occurred. Consequently, prior to entering the Stock Agreement, the Company did not own Cytocom shares. After due consideration by the Company’s Board of Cytocom’s potential value, the IMUN Board determined that cancelling the debt owed by Cytocom in exchange for ten percent (10%) of Cytocoms common stock was a good investment. The Company reviewed the acquisition and or licensing transactions of four late stage Crohn’s Drugs over the last two years, ranging in value from over $700M to potential of over $1B, and it was based on these transactions that the Company decided to move forward with the Stock Agreement.

Forward- Looking Statements

Statements contained in this current report that are not statements of historical fact are intended to be and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements include expressed expectations of future events and the assumptions on which the expressed expectations are based, including but not limited to the Company filing of approval for use of MENK and Lodonal™ in animals in the United Stated. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. The Company undertakes no obligation to update or revise this current report to reflect future developments except as otherwise required by the Securities Exchange Act of 1934.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit No.	Description
10.1	Restated Agreement
10.2	Stock Agreement
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNE THERAPEUTICS, INC.

Date: June 11, 2018	By:	/s/ Noreen Griffin
Noreen Griffin, CEO